Exhibit 10.3

Name:	[___________]
Number of Restricted Stock Units subject to Award:	[___________]
Date of Grant:	[___________]

GENOCEA BIOSCIENCES, INC.
2014 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
This agreement (this “Agreement”) evidences an award (the “Award”) of restricted stock units granted by Genocea Biosciences, Inc. (the “Company”) to the individual named above (the “Grantee”), pursuant to and subject to the terms of the Genocea Biosciences, Inc. 2014 Equity Incentive Plan (as amended from time to time, the “Plan”).
1.Grant of Restricted Stock Unit Award. The Company grants to the Grantee on the date set forth above (the “Date of Grant”) the number of restricted stock units (the “Restricted Stock Units”) set forth above, giving the Grantee the conditional right to receive, without payment and pursuant to and subject to the terms set forth in this Agreement and in the Plan, one share of Stock (a “Share”) with respect to each Restricted Stock Unit, subject to adjustment pursuant to Section 7(b) of the Plan in respect of transactions occurring after the date hereof.
2.    Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan. The following terms have the following meanings:

(a)
“Beneficiary” means, in the event of the Grantee’s death, the beneficiary named in the written designation (in a form acceptable to the Administrator) most recently filed with the Administrator by the Grantee prior to the Grantee’s death and not subsequently revoked, or, if there is no such designated beneficiary, the executor or administrator of the Grantee’s estate. An effective beneficiary designation will be treated as having been revoked only upon receipt by the Administrator, prior to the Grantee’s death, of an instrument of revocation in form acceptable to the Administrator.

3.    Vesting; Cessation of Employment.

(a)
Vesting. Unless earlier terminated, forfeited, relinquished or expired, one-fourth (1/4) of the Restricted Stock Units will vest on each of the first four (4) anniversaries of the Date of Grant, with the number of Restricted Stock Units that vested on any such date being rounded down to the nearest whole Restricted Stock Unit and the Award becoming vested as to one hundred percent (100%) of the Restricted Stock

Units on the fourth (4th) anniversary of the Date of Grant, subject to the Grantee remaining in continuous Employment from the Date of Grant through the applicable vesting date.

(b)
Forfeiture. Automatically and immediately upon the cessation of the Grantee’s Employment (i) the unvested portion of the Award will terminate and be forfeited for no consideration, and (ii) the vested portion of the Award, if any, will terminate and be forfeited for no consideration if the Grantee’s Employment is terminated in connection with an act or failure to act constituting Cause (as the Administrator, in its sole discretion, may determine), or such termination of Employment occurs in circumstances that in the determination of the Administrator would have entitled the Company and its subsidiaries to terminate the Grantee’s Employment for Cause.

4.    Delivery of Shares. Subject to Section 5 below, the Company shall, as soon as practicable upon the vesting of any portion of the Award (but in no event later than 30 days following the date on which such Restricted Stock Units vest), effect delivery of the Shares with respect to such vested Restricted Stock Units to the Grantee (or, in the event of the Grantee’s death following the vesting of such portion of the Award, to the Grantee’s Beneficiary). No Shares will be issued pursuant to the Award unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Administrator.
5.    Forfeiture; Recovery of Compensation. The Administrator may cancel, rescind, withhold or otherwise limit or restrict the Award at any time if the Grantee is not in compliance with all applicable provisions of this Agreement and the Plan. By accepting, or being deemed to have accepted, the Award, the Grantee expressly acknowledges and agrees that his or her rights, and those of any Beneficiary or permitted transferee of the Award, under the Award, including the right to any Shares acquired under the Award or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). Nothing in the preceding sentence may be construed as limiting the general application of Section 10 of this Agreement.
6.    Dividends; Other Rights. The Award may not be interpreted to bestow upon the Grantee any equity interest or ownership in the Company or any subsidiary prior to the date on which the Company delivers Shares to the Grantee. The Grantee is not entitled to vote any Shares by reason of the granting of the Award or to receive or be credited with any dividends declared and payable on any Share prior to the date on which any such Share is delivered to the Grantee hereunder. The Grantee will have the rights of a shareholder only as to those Shares, if any, that are actually delivered under the Award.
7.    Nontransferability. The Award may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.
8.    Withholding. The Grantee expressly acknowledges that the vesting or settlement of the Restricted Stock Units acquired hereunder may give rise to “wages” subject to withholding. The Grantee expressly acknowledges and agrees that the Grantee’s rights hereunder, including the right to receive Shares following the vesting of any portion of the Award, are subject to the satisfaction of all taxes required to be withheld with respect to the Award. Unless otherwise determined by the

Company, the Company shall automatically satisfy these tax withholding obligations by withholding from the Shares that would otherwise be delivered in connection with such vesting date a number of Shares having a fair market value equal to the minimum statutory amount required to be withheld to satisfy such tax withholding obligations and/or by causing such number of Shares to be sold in accordance with a sell-to-cover arrangement. The Grantee authorizes the Company and its subsidiaries to withhold any amounts due in respect of any required tax withholdings by withholding from the Shares otherwise deliverable in connection with this Award, by causing such Shares to be sold in accordance with a sell-to-cover arrangement and/or by withholding from any amounts otherwise owed to the Grantee. Nothing in this Section 8 shall be construed as relieving the Grantee of any liability for satisfying his or her tax obligations relating to the Award.
9.    Effect on Employment. Neither the grant of the Award, nor the issuance of Shares upon the vesting of the Award, will give the Grantee any right to be retained in the employ or service of the Company or any of its subsidiaries, affect the right of the Company or any of its subsidiaries to terminate the Employment of the Grantee at any time, or affect any right of the Grantee to terminate his or her Employment at any time.
10.    Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been furnished to the Grantee. By accepting, or being deemed to have accepted, all or any portion of the Award, the Grantee agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.
11.    Acknowledgements. The Grantee acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder, and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Grantee.

[Signature page follows.]
The Company, by its duly authorized officer, and the Grantee have executed this Agreement as of the date first set forth above.

GENOCEA BIOSCIENCES, INC.

By: ______________________________
Name: ___________________________
Title: ______________________________
Agreed and Accepted:

By_______________________________
[_________]